                                                       EXHIBIT 24(b)(8)(l)(viv)

                      JOINDER TO PARTICIPATION AGREEMENT

                                     AMONG

                         MFS VARIABLE INSURANCE TRUST,

                   MASSACHUSETTS FINANCIAL SERVICES COMPANY,

                                      AND

                       MINNESOTA LIFE INSURANCE COMPANY

   THIS JOINDER TO PARTICIPATION AGREEMENT ("Joinder") is entered into by MFS Variable Insurance Trust II, a Massachusetts business trust ("Trust II"), MFS Variable Insurance Trust, a Massachusetts business trust ("Trust I"), Massachusetts Financial Services Company, a Delaware corporation ("MFS"), and Minnesota Life Insurance Company, a Minnesota corporation (the "Company"), for the purpose of amending the Participation Agreement dated March 28, 2002 by and among the Company, Trust I, and MFS (the "Agreement"), as amended, to add Trust II as a party thereto as of the date hereof. All references in the Agreement to the "Trust" shall be deemed to refer severally to Trust I and Trust II.

   A copy of Trust II's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of Trust II's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of Trust II in accordance with its proportionate interest under the Agreement. The Company further acknowledges that the assets and liabilities of each Trust II Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of such Portfolio(s) on whose behalf Trust II has executed this instrument. The Company also agrees that the obligations of each Portfolio shall be several and not joint, in accordance with its proportionate interest under the Agreement, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.

                           [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Joinder as of May 1, 2011.

MINNESOTA LIFE                           MFS VARIABLE INSURANCE TRUST,
INSURANCE COMPANY                        ON BEHALF OF THE PORTFOLIOS
By its authorized officer                By its authorized officer and not individually,

/s/ Bruce P. Shay                        /s/ Susan S. Newton
-------------------------------------    --------------------------------------------
Bruce P. Shay                            Susan S. Newton
Executive Vice President                 Assistant Secretary

MASSACHUSETTS FINANCIAL                  MFS VARIABLE INSURANCE TRUST II,
SERVICES COMPANY                         ON BEHALF OF THE PORTFOLIOS
By its authorized officer,               By its authorized officer and not individually,

/s/ Robert J. Manning                    /s/ Susan S. Newton
-------------------------------------    --------------------------------------------
Robert J. Manning                        Susan S. Newton
President and Chief Executive Officer    Assistant Secretary